EXHIBIT 23.2

                        [LETTERHEAD OF SHERB & CO., LLP]




                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS





We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-_____) pertaining to the 2000 Stock Option Plan and 2001 Stock Compensation Plan of Inforetech Wireless Technology, Inc. as amended, and to the incorporation by reference therein of our report dated April 14, 2003 with respect to the consolidated financial statements for the years ended December 31, 2002 and 2001.



                                          /s/Sherb & Co., LLP
                                             ----------------------------
805 Third Avenue                             Sherb & Co., LLP
New York, New York, 10022                    Certified Public Accountants
November 6, 2003